UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 17, 2021
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 5.07 below, on May 17, 2021 S&T Bancorp, Inc. held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, S&T’s shareholders approved the S&T Bancorp, Inc. 2021 Incentive Plan (the “2021 Plan”). The 2021 Plan was adopted by the S&T Board at its March 15, 2021 meeting subject to the approval of the shareholders. The 2021 Plan replaces and supersedes the S&T Bancorp, Inc. 2014 Incentive Plan (“2014 Plan”). Since the 2021 Plan has been approved by our shareholders, no new awards will be granted under the 2014 Plan. The 2014 Plan will continue to govern all awards granted under that plan.

The 2021 Plan allows us to grant a variety of types of awards, including: options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards, cash based awards, and performance based awards. The 2021 Plan will be administered by a committee of S&T’s Board (the “Committee”). Unless otherwise determined by the S&T Board, the S&T Board’s Compensation and Benefits Committee will be the “Committee”. Subject to the terms of the 2021 Plan, the Committee has the sole discretion to: (a) select award recipients and grant awards, (b) provide the terms and conditions of all awards (which need not be identical among recipients), including, among others, the period of time for vesting, the time and the means to exercise stock options, whether settled in stock or cash, and whether deferred; (c) interpret the 2021 Plan and awards and rules and procedures for the administration, interpretation and operation of the 2021 Plan; and (d) accelerate the exercisability of any option or SAR and remove any restriction on any award. To the extent awards are granted to our Outside Directors, our Board will determine the amount, type and terms of each award granted. Recipients of awards under the 2021 Plan must be (a) an employee, (b) director or (c) a consultant or independent contractor of S&T or one of its subsidiaries, as determined by the Committee.

The principal terms of the 2021 Plan are described further in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 6, 2021 under the caption “Proposal 4 - Approval of S&T Bancorp, Inc. 2021 Incentive Plan” which description is incorporated herein by reference. The summary of the 2021 Plan contained herein and in the Proxy Statement is qualified by reference to the full text of the 2021 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. - Submission of Matters to a Vote of Security Holders
On May 17, 2021, S&T Bancorp, Inc. held its 2021 Annual Meeting of Shareholders. A total of 39,294,775 shares of the Company's common stock were entitled to vote as of March 17, 2021, the record date for the Annual Meeting. There were 30,569,112 shares voted at the Annual Meeting, at which the shareholders were asked to vote on four proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.
Proposal No. 1 - Election of Directors

	FOR	WITHHELD	BROKER NON-VOTES
Lewis W. Adkins, Jr.	24,956,720	853,434	4,758,958
David G. Antolik	25,462,150	348,004	4,758,958
Peter R. Barsz	25,190,605	619,549	4,758,958
Christina A. Cassotis	25,253,176	556,978	4,758,958
Michael J. Donnelly	25,352,844	457,310	4,758,958
James T. Gibson	25,130,016	680,138	4,758,958
Jeffrey D. Grube	25,031,031	779,123	4,758,958
William J. Hieb	25,146,349	663,805	4,758,958
Jerry D. Hostetter	24,978,086	832,068	4,758,958
Robert E. Kane	25,135,241	674,913	4,758,958
Frank J. Palermo, Jr.	25,008,551	801,603	4,758,958
Christine J. Toretti	24,519,650	1,290,504	4,758,958
Steven J. Weingarten	23,580,379	2,229,775	4,758,958

Proposal No. 2 - Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2021
The shareholders voted to ratify the selection of Ernst & Young LLP (Ernst & Young) as the Company's independent registered public accounting firm for the fiscal year 2021. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN
30,439,688	105,836	23,588
Proposal No. 3 - Advisory Vote on S&T's Executive Compensation
The shareholders voted to approve the non-binding, advisory proposal on the compensation of the Company's named executive officers. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,684,538	833,010	292,606	4,758,958
Proposal No. 4 - Adoption of the 2021 S&T Bancorp, Inc. Incentive Plan
The shareholders voted to approve the S&T Bancorp, Inc. 2021 Incentive Plan. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
24,503,848	1,126,097	180,209	4,758,958

Item 9.01. - Financial Statements and Exhibits
D. Exhibits

Exhibit Number	Description of Exhibit
10.1	S&T Bancorp, Inc. 2021 Incentive Plan (filed herewith)
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
May 20, 2021	Mark Kochvar Senior Executive Vice President, Chief Financial Officer